ISSI Provides Preliminary December Quarter Financial Results

Company to Present at the 13th Annual Needham Growth Conference on January 11, 2011

SAN JOSE, Calif., Jan. 7, 2011 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today provided preliminary financial results for its first fiscal quarter ended December 31, 2010.  During the quarter, the Company experienced weaker than expected end market demand, primarily for its DRAM products.  As a result, the preliminary financial results for the December quarter are as follows:

  Revenue expected to be in the range of $65.5 to $67.0 million compared to previous guidance of $68 to $72 million as provided on October 27, 2010.
  Net income expected to be in the range of $0.25 to $0.30 per fully diluted share compared to previous guidance of $0.30 to $0.36 per share.

"We previously expected revenue in the December quarter to decline sequentially as some of our end markets are experiencing an inventory correction.  However, end market demand for DRAM, particularly in the consumer electronics markets in Asia, has been slightly weaker than we anticipated," said Scott Howarth, President and CEO.  "We believe that this inventory correction is nearly complete."

Conference Presentation Details

The Company also announced that Scott Howarth, President and CEO, will present at the 13th Annual Needham Growth Stock Conference in New York on Tuesday, January 11, 2011 at 3:30 p.m. EST.  The conference is being held at the New York Palace Hotel.  Portfolio managers and analysts who wish to request a meeting with management should contact their Needham & Company representative or email conferences@needhamco.com. A live webcast and archived replay of the presentation may be accessed on ISSI's website at http://www.issi.com.

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications, (iv) automotive electronics, and (v) industrial, medical, and military.  The Company's primary products are high speed and low power SRAM and low and medium density DRAM.  ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our expected revenue and net income for the December quarter and our belief that the inventory correction is nearly completed are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place resulting from unexpected fluctuations in the market, liquidity and economic concerns or other factors, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, our ability to obtain a sufficient supply of wafers and assembly an d test capacity at acceptable prices, the level and value of inventory held by us and our OEM customers, or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended September 30, 2010.  In addition, the preliminary December quarter results in this press release are unaudited and subject to any adjustments that may be made in connection with the year-end audit.  The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

CONTACT:  John M. Cobb, Chief Financial Officer of Integrated Silicon Solution, Inc., +1-408-969-6600, ir@issi.com; or Leanne K. Sievers of Shelton Group, +1-949-224-3874, lsievers@sheltongroup.com, for Integrated Silicon Solution, Inc.